U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gesher I Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hagag Towers, North Tower, Floor 24 Haarba 28 Tel Aviv, Israel	6473925
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-259253
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one ordinary share and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and redeemable warrants of Gesher I Acquisition Corp. (the “Company”). The description of the units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 2, 2021, as amended from time to time (File No. 333-259253) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GESHER I ACQUISITION CORP.

Date: October 8, 2021	By:	/s/ Ezra Gardner
Ezra Gardner
Chief Executive Officer

2